UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2021 (March 18, 2021)

TRONOX HOLDINGS PLC

(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-35573	98-1467236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Blvd., Suite 1100	Laporte Road, Stallingborough
Stamford, Connecticut 06901	Grimsby, North East Lincolnshire, DN40 2PR, UK

(Address of Principal Executive Offices) (Zip Code)

(203) 705-3800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Ordinary shares, par value $0.01 per share	TROX	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed in the Current Report on Form 8-K filed by Tronox Holdings plc (the “Company”) with the Securities and Exchange Commission (“SEC”) on December 28, 2020, Chairman and Chief Executive Officer Jeffry N. Quinn began a leave of absence on December 27, 2020. On that date, the Company appointed John D. Romano, Executive Vice President, Chief Commercial and Strategy Officer, and Jean-François Turgeon, Executive Vice President and Chief Operating Officer, as co-Chief Executive Officers (each, a “co-CEO”) on an interim basis. In addition, on that date, the Company appointed Mr. Ilan Kaufthal, formerly the Company’s Lead Independent Director, as the Company’s Chairman of the Board of Directors (the “Board”) on an interim basis.

On March 18, 2021, the Company announced that pursuant to the Retirement Agreement between Mr. Quinn and the Company dated March 18, 2021 (the “Retirement Agreement”), Mr. Quinn had retired as Chairman of the Board and Chief Executive Officer of the Company and is no longer a member of the Board, all effective immediately. On March 18, 2021, the Company appointed Mr. Romano and Mr. Turgeon as co-CEOs on a permanent basis. On that date, the Board also increased the number of seats on the Board to ten, and elected Mr. Romano and Mr. Turgeon as directors of the Company. In addition, on that date, Ilan Kaufthal was elected Chairman of the Board on a permanent basis. As Chairman of the Board, Mr. Kaufthal is entitled to an additional annual retainer of $120,000.

Summaries of Mr. Romano’s and Mr. Turgeon’s biographical and business experience can be found in the Company’s Definitive Proxy Statement filed with SEC on April 27, 2020 on page 36, which summaries are incorporated by reference in this Item 5.02. There are no arrangements between either Mr. Romano or Mr. Turgeon and any other persons, pursuant to which either Mr. Romano or Mr. Turgeon was selected as a director. There are no related party transactions between the Company and either Mr. Romano or Mr. Turgeon that would be required to be reported pursuant to Item 404(a) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”). Mr. Romano and Mr. Turgeon will not receive any additional compensation for their service on the Board.

Retirement Agreement of Mr. Quinn

Pursuant to the Retirement Agreement and generally consistent with his employment agreement and the Company’s past retirement practices, Mr. Quinn shall be entitled to receive: (1) a 2020 annual incentive plan bonus of $2,062,500, from which certain agreed expenses will be deducted; (2) the vesting of restricted stock units (“RSUs”) that were scheduled to vest in February and March 2021, more specifically: (a) 30,239 time-based RSUs and 36,014 performance-based RSUs that were granted to him on February 8, 2018; (b) 68,748 time-based RSUs that were granted to him on February 7, 2019; (c) 92,592 time-based RSUs that were granted to him on February 6, 2020; (d) 115,000 Cristal transaction integration award performance-based RSUs that were granted to him on December 1, 2017; and (e) 50,000 Cristal transaction integration award performance-based RSUs that were granted to him on July 2, 2018.

Mr. Quinn also shall remain eligible to vest in: (a) 68,748 time-based RSUs that were granted to him on February 7, 2019 and that are scheduled to vest on March 5, 2022; (b) 92,593 time-based RSUs that were granted to him on February 6, 2020 and that are scheduled to vest on March 5, 2022; (c) 92,593 time-based RSUs that were granted to him on February 6, 2020 and that are scheduled to vest on March 5, 2023; (d) a pro-rata portion of 206,243 Total Shareholder Return (“TSR”) performance-based RSUs that were granted to him on February 7, 2019 and that are scheduled to vest on March 5, 2022, with such pro-rata portion based on the number of calendar days between the grant date and his retirement date (March 18, 2021) divided by the number of calendar days between the grant date and March 5, 2022; and (e) a pro-rata portion of 138,889 Operating Return on Net Assets performance-based RSUs and the 138,889 TSR performance-based RSUs that were granted to him on February 6, 2020 and that are scheduled to vest on March 5, 2023, with such pro-rata portion based on the number of calendar days between the grant date and his retirement date (March 18, 2021) divided by the number of calendar days between the grant date and March 5, 2023.

Mr. Quinn also shall receive continued medical and dental insurance coverage pursuant to COBRA until the earlier of: (i) the date on which he becomes eligible for such insurance through another employer; or (ii) the 18-month anniversary of his retirement date.

The payments and benefits described above are subject to clawback and/or forfeiture under certain circumstances as more fully set forth in the Retirement Agreement. All payments and benefits provided to Mr. Quinn pursuant to the Retirement Agreement are subject to clawback in the event that the Board determines that he has engaged in any material wrongdoing related to his duties as a director or officer of the Company, or if the Board determines that he has materially breached any of his obligations under the Retirement Agreement. All vestings of RSUs scheduled to occur in 2022 and 2023 are subject to clawback and/or forfeiture in the event that Mr. Quinn is determined to have committed a material violation of law prior to his retirement date that was unrelated to his duties as an officer or director of the Company, as more fully set forth in the Retirement Agreement.

The foregoing description of the Retirement Agreement is qualified in its entirety by reference to the Retirement Agreement filed herewith as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Employment Agreements of Mr. Romano and Mr. Turgeon

The following description applies to the Employment Agreement dated March 18, 2021 between Mr. Romano and the Company (the “Romano Employment Agreement”) and the Employment Agreement dated March 18, 2021 between Mr. Turgeon and the Company (the “Turgeon Employment Agreement” and, together with the Romano Employment Agreement, each an “Employment Agreement”).

Under each Employment Agreement, the applicable co-CEO shall be entitled to the following: (1) a base salary of not less than $900,000 per year; (b) an annual target bonus of not less than his annual salary; (c) a grant of long-term incentive compensation under the Company’s Long-Term Incentive Plan (“LTIP”) for 2021 in the amount of $2,200,000; (d) employee benefits as are made available by the Company to its senior executives, including medical, dental, vision, life and disability insurance, as well as participation in the Company’s 401(k) plan; and (e) an annual stipend of $10,000 for personal financial advisory and/or tax preparation services.

In the event that either co-CEO is terminated from his position without “Cause” or for “Good Reason” (as those terms are defined in the applicable Employment Agreement), he shall be entitled to a severance payment that includes: (a) two times the sum of his annual base salary and target bonus; (b) his COBRA expenses for up to the earlier of 18 months or the date on which he becomes eligible for group medical insurance through another employer; (c) a pro-rata portion of his annual bonus for the year in which his termination occurs with such calculation being based on the Company’s actual results of that year multiplied by the percentage of the year that he worked at the Company prior to his termination; and (d) the vesting of any equity awards based on the terms of such awards and their underlying plans. In order to receive such severance benefits, such co-CEO shall be obligated to enter into a Release Agreement that waives and releases any and all claims that he may have against the Company as of the date of the Release Agreement.

In the event that either co-CEO is terminated from his position without “Cause” or for “Good Reason” during the 90 days preceding or 24 months following a “Change of Control” (as those terms are defined in the applicable Employment Agreement), he shall be entitled to a severance payment that includes: (a) three times the sum of his annual base salary and target bonus; (b) his COBRA expenses for up to the earlier of 18 months or the date on which he becomes eligible for group medical insurance through another employer; (c) a pro-rata portion of his annual bonus for the year in which his termination occurs with such calculation being based on the Company’s actual results of that year multiplied by the percentage of the year that he worked at the Company prior to his termination; and (d) the accelerated and full vesting of all equity awards based on an assumption of performance at target levels. In order to receive such severance benefits, such co-CEO shall be obligated to enter into a Release Agreement that waives and releases any and all claims that he may have against the Company as of the date of the Release Agreement.

The foregoing description of the Romano Employment Agreement and the Turgeon Employment Agreement is qualified in its entirety by reference to such respective agreement filed herewith as Exhibit 10.2 and 10.3, respectively, and each is incorporated by reference into this Item 5.02.

Item 7.01.	Regulation FD Disclosure.

On March 18, 2021, the Company issued a press release relating to certain matters set forth in this Current Report on Form 8-K which is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 and Exhibit 99.1 of this Current Report on Form 8-K is being “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Retirement Agreement dated as of March 18, 2021 by and between the Company and Mr. Jeffry N. Quinn
10.2	Employment Agreement dated as of March 18, 2021 by and between the Company and Mr. John D. Romano
10.3	Employment Agreement dated as of March 18, 2021 by and between the Company and Mr. Jean-François Turgeon
99.1	Press Release, dated March 18, 2021
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX HOLDINGS PLC

Date: March 18, 2021	By:	/s/ Jeffrey N. Neuman
		Name:	Jeffrey N. Neuman
		Title:	Senior Vice President, General Counsel and Secretary